
<ARTICLE>5
<LEGEND>

The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                   6-MOS
<FISCAL-YEAR-END>                         DEC-31-2000
<PERIOD-END>                              JUN-30-2000
<CASH>                                          7,022
<SECURITIES>                                        0
<RECEIVABLES>                                  49,243
<ALLOWANCES>                                  (3,894)
<INVENTORY>                                64,128<F1>
<CURRENT-ASSETS>                               79,478
<PP&E>                                        198,288
<DEPRECIATION>                               (32,474)
<TOTAL-ASSETS>                                286,207
<CURRENT-LIABILITIES>                          42,082
<BONDS>                                   223,818<F2>
<PREFERRED-MANDATORY>                          51,581
<PREFERRED>                                         0
<COMMON>                                          146
<OTHER-SE>                               (31,420)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                  286,207
<SALES>                                             0
<TOTAL-REVENUES>                              158,390
<CGS>                                               0
<TOTAL-COSTS>                                       0
<OTHER-EXPENSES>                              153,936
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                             11,494
<INCOME-PRETAX>                               (7,274)
<INCOME-TAX>                                  (2,837)
<INCOME-CONTINUING>                           (4,437)
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                  (4,437)
<EPS-BASIC>                                    (1.07)
<EPS-DILUTED>                                  (1.07)

  <F1>Includes  the  following  assets:  prepaid  expenses and other of $20,813, deferred income taxes--current of $2,400, deferred income taxes--long-term of $13,944, restricted cash of $2,726, deferred financing and other non-current assets, net, of $14,258, note receivable $7,487 and other assets, net, of $2,500.
  <F2>Includes the following long-term  liabilities:  deferred income of $2,170, capital lease obligation of $49,376, and long-term debt of $172,272.
  <F3>Includes the following  equity  accounts:  additional  paid-in  capital of
    $195,288 treasury stock of ($183,746) and acccumulated deficit of ($42,962).
